UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2016

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to 2015 Stock Incentive Plan
On March 23, 2016, the Board of Directors of Endologix, Inc. (the “Company”) approved, subject to stockholder approval, an amendment to the Company’s 2015 Stock Incentive Plan (as amended, the “Plan”), which was approved by the Company’s stockholders at the 2016 annual meeting of stockholders held on June 2, 2016 (the “Annual Meeting”). The Plan amendment increased the total number of shares reserved for issuance under the Plan by 2,800,000 shares, or from 3,500,000 shares to 6,300,000 shares.
The foregoing description of the Plan amendment does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.
Amendment to Amended and Restated 2006 Employee Stock Purchase Plan
On March 23, 2016, the Board of Directors of the Company approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated 2006 Employee Stock Purchase Plan (as amended, the “ESPP”), which was approved by the Company’s stockholders at the Annual Meeting, increasing the total number of shares purchasable thereunder by 1,500,000 shares, or from 3,058,734 shares to 4,558,734 shares.
The foregoing description of the ESPP amendment does not purport to be complete and is qualified in its entirety by reference to the ESPP, a copy of which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on Thursday, June 2, 2016 at its corporate headquarters located at 2 Musick, Irvine, California. As of April 13, 2016, the record date for the Annual Meeting, the Company had 81,770,941 shares of its common stock outstanding and entitled to vote, of which 71,865,735 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote at the Annual Meeting. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.
Proposal No. 1: The Company’s stockholders elected each of the three Class III nominees named below to serve on the Company’s Board of Directors for a three-year term expiring at the Company’s 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Class III Nominee	Votes For	Votes Withheld	Broker Non-votes
Gregory D. Waller	62,891,830	743,599	8,230,306
Thomas C. Wilder, III	63,022,125	613,304	8,230,306
Thomas F. Zenty, III	63,129,281	506,148	8,230,306
Proposal No. 2: The Company’s stockholders approved by advisory vote the compensation of the Company’s named executive officers as described in the proxy statement for the Annual Meeting .

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,080,006	9,248,428	306,995	8,230,306
Proposal No. 3: The Company’s stockholders approved an amendment to the Company’s 2015 Stock Incentive Plan, as amended, increasing the total number of shares reserved for issuance thereunder by 2,800,000 shares, or from 3,500,000 shares to 6,300,000 shares.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
62,316,815	1,026,096	292,518	8,230,306
Proposal No. 4: The Company’s stockholders approved an amendment to the Company’s Amended and Restated 2006 Employee Stock Purchase Plan, as amended, increasing the total number of shares purchasable thereunder by 1,500,000 shares, or from 3,058,734 shares to 4,558,734 shares.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
63,330,979	257,455	46,995	8,230,306
Proposal No. 5: The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 135,000,000.

Votes For	Votes Against	Votes Abstaining
70,209,066	1,442,279	214,390
Proposal No. 6: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Votes Abstaining
70,350,470	1,259,496	255,769

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	2015 Stock Incentive Plan, as amended
10.2	Amended and Restated 2006 Employee Stock Purchase Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: June 7, 2016	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2015 Stock Incentive Plan, as amended
10.2	Amended and Restated 2006 Employee Stock Purchase Plan, as amended